Exhibit 10.2
CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENEDED.
THIRD AMENDMENT TO PRODUCT DISTRIBUTION AGREEMENT
This Third Amendment to Product Distribution Agreement (“Third Amendment”) amends that certain Product Distribution Agreement that was effective April 19, 2012, and amended March 25, 2013 and July 15, 2013 (the “Distribution Agreement”) between MiMedx Group, Inc. (the “Company”) and AvKARE, Inc. (“AvKARE”).
WHEREAS, the Company and AvKARE desire to amend the Distribution Agreement;
NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and AvKARE agree that the Distribution Agreement shall be, and hereby is, amended as follows:

1.	Section 1.1 shall be deleted in its entirety and replaced with the following language:

“Subject to the terms and conditions set forth in this Agreement, Company appoints AvKARE, and AvKARE accepts such appointment, as Company’s authorized [*****] distributor for the sale of the Products in the Market. AvKARE shall use best efforts to promote and sell the Products in the Market as set for the in this Agreement. If Company desires to have new Products added to the Federal Supply Schedule, AvKARE shall use reasonable commercial efforts to add such new Products to the Federal Supply Schedule within a commercially reasonable amount of time of Company’s request and when such Products are added to the Federal Supply Schedule, the schedules to this Agreement shall be amended to include such new Products. [*****]

2.	A new Section 1.8 shall be added to the Agreement as follows:

“Company and AvKARE shall mutually agree on what portion of Federal Supply Schedule sales shall be filled by AvKARE during the Extension Term (as defined below). Company shall use commercially reasonable efforts to support those sales during the Extension Term. The target sales are listed on Schedule 5, attached hereto.”

3.	Section 18.1 shall be deleted in its entirety and replaced with the following language:

“This Agreement will have an initial term beginning on the Effective Date and ending on March 31, 2015. Thereafter, an initial Extension Term shall begin, which shall be effective on April 1, 2015 and shall continue through June 30, 2016 unless otherwise terminated earlier in accordance with this Agreement. During the initial Extension Term, the price for Products sold to AvKARE shall continue to be [*****] of AvKARE’s sales price for the Products to its Customer, such that AvKARE achieves a [*****] gross commission (the “Extension Term Commission”). The Extension Term

may be renewed in writing by mutual agreement of the parties for any period of time specified in such renewal. [****] Each party will provide supporting data to the other party concerning the applicable sales levels and inventories in order to assist with planning for and complying with the inventory sell-through process. At the close of the initial Extension Term, Company and AvKARE will confer to determine the total Extension Term Commission made by AvKARE under this Agreement during the initial Extension Term. If AvKARE has achieved at least [*****] in Extension Term Commission (the “Commission Target”), the parties will mutually agree to discontinue the Agreement. If AvKARE has not achieved the Commission Target, the parties will renew the Extension Term on a month to month basis and shall proceed in accordance with Section 18.4 below. In addition, at the close of the initial Extension Term the parties will jointly determine either: (a) if the parties continue the Agreement, what inventory, if any, should be repurchased by Company in order to achieve the appropriate inventory level going forward; or (b) if the parties discontinue the Agreement, an orderly repurchase by Company of any remaining inventory during the following 180 day period. Any such repurchases shall be at the price paid by AvKARE for such Products.”

4.	Section 18.3 shall be deleted in its entirety and replaced with the following language:

a.
This Agreement may be terminated by either party if the other party is in material breach of any provision of this Agreement and such breach is not cured within thirty (30) days following notice of such breach given to the breaching party in accordance with Section 19.4 below; provided, however, that the Agreement may be terminated immediately (with no advance notice and right to cure) if: (i) all of the Products are removed from the Federal Supply Schedule for any reason; or (ii) AvKARE’s governmental approval to sell on the Federal Supply Schedule is revoked; or (iii) the Company is otherwise unable to sell its Products for any reason. If some, but not all, Products are removed from the Federal Supply Schedule or the Company is otherwise unable to sell some, but not all, Products on the Federal Supply Schedule, the affected Products will be removed from the Agreement, but the Agreement will otherwise continue in accordance with these terms for any remaining Products on the Federal Supply Schedule. Termination of this Agreement under this subpart (a) shall not affect Company’s obligation to honor all Purchase Orders submitted to Company prior to such termination and to pay AvKARE full Referral Fees, if applicable, on all qualifying sales made prior to such termination, but Company shall not be obligated to pay any Referral Fees beyond the termination date unless termination is due to breach by Company.

b.
Either party may terminate this Agreement without cause at any time upon one hundred eighty (180) days’ written notice to the other party specifying the date of termination. Upon receipt of request for termination until the effective date of termination, Company agrees to honor all Purchase Orders submitted to Company and to pay AvKARE full Referral Fees on all qualifying sales made during such period, and, in the event the termination is initiated by the Company, the Referral Fee Tail, as specified in Schedule 6.

c.	Regardless of the reason for termination, the following sections shall survive termination or expiration of this Agreement: 7, 8, 9, 12, 13, 14, 16, and 19.5.”

5.	Section 18.4 shall be deleted in its entirety and replaced with the following:

“If the parties exercise an Extension Term renewal, AvKARE shall receive a referral fee equal to a percentage of MiMedx’s Gross Sales of Products to each Prospect during any such renewal period as set forth on Schedule 6 hereto (the “Referral Fees”). The Extension Term renewal shall continue on a month to month basis until the total of AvKARE’s Extension Term Commission and Referral Fees, combined, reaches [*****]. For purposes of this Section 18.4, ‘Gross Sales’ shall mean [*****]. If any monies on which Referral Fees are paid are subsequently refunded or credited back to the Prospect, the amount of such Referral Fees shall be credited against and deducted from future Referral Fee payments under this Agreement. If the Referral Fees for the month in which such overpayment is credited are less than the amount of the credit, AvKARE will refund the difference to the Company within thirty (30) days of the Company’s request.”

6.	Section 18.5 shall be deleted in its entirety and replaced with the following language:
“a.    If AvKARE terminates this Agreement with cause pursuant to Section 18.3(a) above, or if the Company terminates this Agreement without cause pursuant to Section 18.3(b), above, the Company will, for a period of one hundred twenty (120) days after the termination date, continue to sell the Products in AvKARE’s inventory. At the end of such period, the Company shall repurchase any remaining inventory of Products from AvKARE at the price paid by AvKARE for such Products. If the total amount of Extension Term Commission, Referral Fees, and other commission achieved from the 120 day sell off period under this Section 18.5(a) falls short of [*****], Company shall pay to AvKARE a termination fee equal to the difference between [*****] and the actual commission and Referral Fees achieved by AvKARE as determined above.
b.    If AvKARE terminates this Agreement without cause pursuant to Section 18.3(b) above, or if the Company terminates this Agreement with cause pursuant to Section 18.3(a) above, the Company will have one hundred eighty (180) days after the termination date to continue to sell the Products in AvKARE’s inventory. At the end of such period, the Company shall repurchase any remaining inventory of Products from AvKARE at the price paid by AvKARE for such Products.”

7.	Schedule 1, “The Products,” shall be deleted and replaced with the attached modified Schedule 1.

8.	Schedule 2, “The Market,” shall be deleted and replaced with the attached modified Schedule 2.

9.	In all other respects, the Distribution Agreement is and shall remain in full force and effect in accordance with its terms.
IN WITNESS WHEREOF, the undersigned have executed this Third Amendment to Product Distribution Agreement.

MiMedx Group, Inc.                    AvKARE, Inc.

/s/ William C. Taylor                    /s/ Troy A. Mizell
By: William C. Taylor                    By: Troy A. Mizell
Its: President & COO                    Its: President & CEO
Date: April 16, 2015                    Date: April 17, 2015

Schedule 1
The Products
[*****]

Schedule 2
The Market
AvKARE’s Sales Territory shall consist of [*****].

Schedule 5
Target FSS sales levels during Extension Term
The following are the target FSS sales levels for AvKARE during the Extension Term.
[*****]

Schedule 6
Referral Fees, Prospects, Referral Fee Tail
During any renewal of the Extension Term, AvKARE shall receive Referral Fees equaling [*****] of Gross Sales per month on sales to the Prospects listed below, not to exceed [*****] per month:
[*****]
During any renewal of the Extension Term, in the event that Company terminates this Agreement pursuant to subpart (b) of Section 18.3 or AvKARE terminates this Agreement for breach pursuant to subpart (a) of Section 18.3, a Referral Fee Tail shall also be payable, which shall consist of a continuation of the Referral Fees following the effective date of termination and continuing through the date on which the total of AvKARE’s Extension Term Commission and Referral Fees, combined, reaches [*****] million.